Exhibit 99.1

Popular, Inc. Announces Pricing of Public Offering of $400,000,000 Principal Amount of its 7.25% Senior Notes due 2028

SAN JUAN, Puerto Rico - (BUSINESS WIRE) - Popular, Inc. (“Popular”) (NASDAQ:BPOP) announced today that it has agreed to sell an aggregate of $400,000,000 principal amount of its 7.25% Senior Notes due 2028 (the “Senior Notes”). Popular intends to use the net proceeds from the offering to redeem or repay in full the $300 million aggregate principal amount of its outstanding 6.125% Senior Notes due on September 14, 2023 (the “2023 Senior Notes”).

The Senior Notes will bear interest at a rate of 7.25% per year, payable on March 13 and September 13 of each year, commencing on September 13, 2023. The Senior Notes will mature on March 13, 2028, unless redeemed prior to such date.

BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering. Popular Securities, LLC is acting as the senior co-manager of the offering. The offering is being conducted as a public offering by means of a prospectus supplement filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3. Popular expects to close the offering on or about March 13, 2023.

This press release shall not constitute a notice of redemption under the optional redemption provisions of the Indenture governing the 2023 Senior Notes.

Before investing in the offering, interested parties should read the prospectus supplement and the accompanying prospectus for the offering and the other documents Popular has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus and provide more complete information about Popular and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from BofA Securities, Inc., 200 North College Street, 3rd Floor, NC1-004-03-43, Charlotte, NC 28255-001, Attn: Prospectus Department or by calling 1-800-294-1322; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department or by calling (866) 471-2526; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division or by calling (866) 718-1649. Electronic copies of the preliminary prospectus supplement may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the effective registration statement.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith. The Corporation’s ability to successfully transition and integrate the assets acquired as part of the Evertec Business Acquisition, related operations, employees and third party contractors; unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during due diligence investigation of the Evertec Business Acquisition or that are not subject to indemnification or reimbursement by Evertec; operational risks that may affect Popular and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business and other risks arising from the extension of Popular’s current commercial agreements with Evertec may also cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Financial (English): P-EN-FIN